UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

EPR Properties

(Exact name of registrant as specified in its charter)

Maryland	1-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On November 20, 2017, EPR Properties (the “Company”) will file with the Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement in connection with a proposed underwritten public offering of its Series G cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share (the “Series G Preferred Shares”). The offering is being made pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective “shelf” registration statement filed with the SEC on Form S-3.

The preliminary prospectus supplement includes a discussion of the Company’s recent developments and the proposed use of proceeds of the offering as described below.

Recent Developments

Investments

As of November 17, 2017, the Company’s investment spending in its operating segments since September 30, 2017 totaled approximately $59.9 million, and included investments in three of its four reportable operating segments.

•	Entertainment—investment spending since September 30, 2017 totaled approximately $22.4 million, and related to spending on build-to-suit development and redevelopment of megaplex theatres, entertainment retail centers and family entertainment centers.

•	Education—investment spending since September 30, 2017 totaled approximately $9.9 million, and related to spending on build-to-suit development and redevelopment of public charter schools, early education centers and private schools.

•	Recreation—investment spending since September 30, 2017 totaled approximately $27.6 million, and related to spending on build-to-suit development of golf entertainment complexes and a waterpark, redevelopment of ski areas, as well as $10.8 million for the acquisition of one other recreation facility.

Use of Proceeds

The preliminary prospectus supplement also discloses that the Company intends to use the net proceeds from the offering, in addition to cash on hand if necessary, to redeem all of its outstanding 6.625% Series F preferred shares at an aggregate redemption price equal to the sum of the aggregate liquidation preference of $125.0 million, plus all accrued and unpaid dividends on the Series F preferred shares, up to, but not including, the redemption date. If the net proceeds from the offering exceed the aggregate redemption price plus costs and expenses associated with the redemption, the Company intends to use any remaining net proceeds from the offering for general business purposes, which may include funding its ongoing pipeline of acquisition and build-to-suit projects. Pending application of any portion of the net proceeds from the offering, the Company intends to use the net proceeds to reduce the outstanding principal balance of its unsecured revolving credit facility (which had an outstanding balance of approximately $230.0 million at November 17, 2017).

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

THIS REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S PLANNED ISSUANCE OF THE SERIES G PREFERRED SHARES AND ITS INTENDED USE OF PROCEEDS FROM THE SALE THEREOF. THESE FORWARD-LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE COMPANY’S FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD-LOOKING STATEMENTS.

The information in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The information in this Current Report on Form 8-K shall not constitute a notice of redemption of the 6.625% Series F preferred shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson

Name:	Mark A. Peterson
Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: November 20, 2017